EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                             Jurisdiction of
                                              incorporation        % of Voting
          NAME OF CORPORATION                or organization   Securities Held

Kronos, Inc.                                 Delaware                 100
  Kronos (US) Inc.                           Delaware                 100
  Kronos International, Inc.                 Delaware                 100
    NL Industries (Deutschland) GmbH         Germany                  100
      Kronos Titan-GmbH                      Germany                  100
        Unterstutzungskasse Titan GmbH       Germany                  100
    Kronos Chemie-GmbH                       Germany                  100
    Kronos Europe S.A./N.V.                  Belgium                  100
      Kronos World Services S.A./N.V.        Belgium                  100
      Kronos B.V.                            Holland                  100
    Kronos Canada, Inc.                      Canada                   100
    2927527 Canada Inc.                      Canada                   100
    2969157 Canada Inc.                      Canada                   100
    Societe Industrielle Du Titane, S.A.     France                    93
    Kronos Norge A/S                         Norway                   100
      Kronos Titan A/S                       Norway                   100
      Titania A/S                            Norway                   100
        The Jossingfjord Manufacturing
         Company A/S                         Norway                   100
    Kronos Limited                           United Kingdom           100
  Kronos Louisiana, Inc.                     Delaware                 100
    Louisiana Pigment Company, L.P.          Delaware                  50(a)
NL Capital Corporation (formerly Rheox,
 Inc.)                                       Delaware                 100
  Rheox International, Inc.                  Delaware                 100(d)
  Bentone Sud, S.A.                          France                   100
  Rheox GmbH                                 Germany                  100(c)
    Bentone-Chemie GmbH                      Germany                  100(c)
  Rheox Limited                              United Kingdom           100(c)
    Abbey Chemicals Limited                  United Kingdom           100(c)
  Rheox Europe S.A./N.V.                     Belgium                  100(c)
  RK Export, Inc.                            Barbados                 100(b)
  RIMC, Inc.                                 Delaware                 100(c)
  Enenco, Inc.                               New York                  50(a)(c)
Other:
  National Lead Company                      New Jersey               100
  NL Industries (USA), Inc.                  Texas                    100
  NLO, Inc.                                  Ohio                     100
  Salem Lead Company                         Massachusetts            100
  Sayre & Fisher Land Company                New Jersey               100
  153506 Canada Inc.                         Canada                   100
  The 1230 Corporation                       California               100
  United Lead Company                        New Jersey               100


(a)  Unconsolidated  joint  venture  accounted  for by the  equity  method.
(b) Registrant indirectly owns 100% with 50% owned by Kronos and 50% owned by NL Capital Corporation.
(c)  Company was sold in January 1998 to Elementis plc.
(d)  Company was dissolved January 1998.